EXHIBIT 99.1

FOR IMMEDIATE RELEASE	OTC Bulletin Board: BISP
(Formerly OTC Bulletin Board: BTPH)

BioSante Pharmaceuticals Reverse Stock Split Effective

New Stock Symbol:  BISP

Lincolnshire, Illinois — June 3, 2002 — BioSante Pharmaceuticals, Inc. (OTCBB: BISP) announced that at the start of trading today, its common stock will trade on a reverse split basis of 1-for-10. Also effective at the start of trading today, BioSante’s common stock will trade under a new ticker symbol “BISP.”

Within the next ten days, BioSante’s transfer agent, Computershare Trust Company, will mail a letter of transmittal to all BioSante stockholders detailing the instructions for exchanging old BioSante stock certificates for new stock certificates and/or cash for any fractional shares created as a result of the reverse stock split.

About BioSante Pharmaceuticals, Inc.

BioSante is an emerging pharmaceutical company developing a robust pipeline of hormone replacement products to treat hormone deficiencies in both men and women.  BioSante also is developing its nanoparticulate-based platform technology (CAP) for novel vaccines, vaccine adjuvants and drug delivery systems.  Additional information is available online at www.biosantepharma.com.

For more information, please contact:

Phillip B. Donenberg, CFO BioSante Pharmaceuticals, Inc. 847-478-0500 ext 101 donenber@biosantepharma.com

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